UNDERTAKING RE: RESALE RESTRICTIONS





TO:      DRECO ENERGY SERVICES LTD.
         1340 WEBER CENTRE
         5555 CALGARY TRAIL SOUTH
         EDMONTON AB T6H 5P9



         Reference is made to a share purchase agreement made November 14, 1996 among Kenneth H. Wenzel Oilfield Consulting Inc., Kenneth H. Wenzel, Dean Foote and Dreco Energy Services Ltd. (the "Share Purchase Agreement").

         The undersigned acknowledges to Dreco Energy Services Ltd. ("Dreco") that, with reference to the 366,964 Class A Common Shares of Dreco to be issued to the undersigned pursuant to the Share Purchase Agreement (the "Undersigned's Shares"), the undersigned has read and understood and has received legal advice concerning the resale restrictions outlined in section 2.3 of the Share Purchase Agreement.

         Pursuant to paragraph 2.4(c) of the Share Purchase Agreement, the undersigned hereby undertakes to Dreco that it shall not sell or dispose of or grant any third party interest in any of the Undersigned's Shares at any time prior to December 2, 1998.

         This undertaking shall survive the completion of the transactions contemplated by the Share Purchase Agreement.

         Dated at Edmonton, Alberta, effective this 1st day of December, 1996.


                                         KENNETH H. WENZEL OILFIELD
                                           CONSULTING, INC.


                                         Per:/s/Kenneth H. Wenzel
                                             --------------------
                                                Kenneth H. Wenzel

CORPDAL:59148.1  31262-00001